Exhibit 10.6

Summary of BSA Plans

Warrants, or BSAs, are typically granted by our executive board to third-party service providers and members of our supervisory board that are not eligible for either founders’ warrants or stock options.  Warrants entitle a holder to exercise the warrants for the underlying vested shares at an exercise price per share determined by our executive board that is meant to reflect the fair market value of an ordinary share on the date of grant.  In addition to such exercise price, warrants are subscribed for at a price determined by the executive board that is meant to reflect the fair market value of the applicable warrants on the grant date.

Administration. Our shareholders, or pursuant to delegations granted by our shareholders, our executive board (with the prior approval of the supervisory board), determine the recipients of the warrants, the grant dates, the number and exercise price of the warrants to be granted, the number of shares issuable upon exercise of the warrants and certain other terms and conditions of the warrants, including the period of their exercisability and their vesting schedule.  There is no legal limitation to the size of the warrant pool.

Warrants Terms.  The term of warrants granted before June 25, 2015, as well as the BSA2015-2(a), the BSA2018-2, the BSA2019-1 and the BSA2020 is ten years from the date of grant.  The term of warrants granted after June 25, 2015 to March 6, 2018 as well as the BSA2015-2(b) is five years from the date of grant.

Additionally, unless otherwise decided by our supervisory and executive boards, the BSA2016-1 and the BSA2017 must be exercised within six months from (i) the death or disability of the holder or (ii) the termination of the holder from employment with us or any of our affiliates during such ten-year period.

Change in Control.  The terms of the BSA2015-1, the BSA2016-1 and the warrants granted from January 7, 2017 onwards provide that, unless otherwise decided by our supervisory and executive boards, in the event of a merger into another corporation or of the sale by one or several shareholders, acting alone or in concert, of our Company to one or several third parties of a number of shares resulting in a change of control (a “Liquidity Event”), the right of any holder to exercise outstanding warrants will be accelerated so that all such warrants may be exercised with effect immediately prior to the completion of the relevant Liquidity Event, subject, if applicable, to continued service by the warrant holder. Any warrant not exercised for any reason prior to the date of completion of the relevant Liquidity Event will automatically lapse.

The terms of the BSA2015-2(a) and the BSA2015-2(b) provide their holder with the right to exercise all of his or her warrants in the event of a change of control (i.e., through a merger, a transfer of shares or assets, an operation on share or liquidation).

Specified Exercise Thresholds. The BSA04-2012 and the BSA2013 become exercisable pursuant to their vesting schedule, provided that on the day these warrants are exercised, the relevant holder, when a supervisory board member, has attended at least 75% of the supervisory board meetings held during the period preceding the exercise of these warrants or, as the case may be, the date the holder ceases to be part of the group.

The BSA2014, the BSA2015-1, the BSA2016-01-Ordinary the BSA2017, the BSA2018, the BSA2019-01 and the BSA2020 become exercisable pursuant to their vesting schedule, provided that (i) on the day these warrants are exercised, the relevant holder, when a supervisory board member, has attended at least 75% of the supervisory board meetings held during the period preceding the exercise of these warrants or, as the case may be, the date the holder ceases to be part of the group and (ii) the market value of a Company share is at least equal to €40.

The BSA2015-2(a) and BSA2015-2(b) become exercisable pursuant to their vesting schedule, provided that on the day these warrants are exercised, the market value of a Company share is at least equal to €50.

The BSA2016-01-Performance may be exercised, subject to achievement of the following targets:  (1) up to 15% of these warrants may be exercised if the number of patients under treatment is at least equal to 200, (2) an additional 15% of these warrants may be exercised if the number of patients under treatment is at least equal to 300, (3) an additional 30% of these warrants may be exercised if the number of patients under treatment is at least equal to 400 and (4) an additional 40% of these warrants may be exercised if the number of patients under treatment is at least equal to 500.

The BSA2016-02 the BSA2018-01 and the BSA2018-02 become exercisable pursuant to their vesting schedule, provided that on the day these warrants are exercised, the market value of a Company share is at least equal to €40.

Exercise Price.  Provided that the relevant, specified thresholds as described above are satisfied, each BSA04-2012 gives the right to subscribe to one share of Nanobiotix at the fixed price of €6 (issue premium included); each BSA2013 gives the right to subscribe to one share of Nanobiotix at the fixed price of €6.37 (issue premium included); each BSA2014 and BSA2015-1 gives the right to subscribe to one share of Nanobiotix at the fixed price of €17.67 (issue premium included); each BSA2015-2(a) and BSA2015-2(b) gives the right to subscribe to one share of Nanobiotix at the fixed price of €19.54 (issue premium included); each BSA2016-01-Ordinary and BSA2016-01-Performance gives the right to subscribe to one share of Nanobiotix at the fixed price of €13.74 (issue premium included); each BSA2016-2 gives the right to subscribe to one share of Nanobiotix at the fixed price of €15.01 (issue premium included); each BSA2017 gives the right to subscribe to one share of Nanobiotix at the fixed price of €15.76 (issue premium included); each BSA2018 and BSA2018-01 gives the right to subscribe to one share of Nanobiotix at the fixed price of €13.55 (issue premium included), each BSA2018-02 gives the right to subscribe to one share of Nanobiotix at the fixed price of €16.102 (issue premium included); each BSA2019-01 gives the right to subscribe to one share of Nanobiotix at the fixed price of €11.66 (issue premium included), and; each BSA2020 gives the right to subscribe to one share of Nanobiotix at the fixed price of €6.59 (issue premium included).

Vesting Period. Subject to the specified thresholds described above, all of the outstanding BSA are vested..

Final Date for Exercising Warrants.  The BSA04-2012 warrants will expire May 4, 2022; the BSA2013 warrants will expire April 10, 2023; the BSA2014 warrants will expire September 16, 2024; the BSA2015-1 warrants will expire February 10, 2025; the BSA2015-2(a) warrants will expire June 25, 2025; the BSA2015-2(b) warrants will expire June 25, 2020; the BSA2016-01 warrants will expire February 2, 2021; the BSA2016-02 warrants will expire November 3, 2021; the BSA2017 warrants will expire January 7, 2022; the BSA2018 warrants will expire March 6, 2023; the BSA2018-02 warrants will expire July 27, 2028, the BSA2019-1 will expire March 29, 2029, and; the BSA2020 will expire March 17, 2030.